Exhibit 10.1

EXECUTION VERSION

AMENDMENT TO THOUGHTWORKS INC. EMPLOYMENT AGREEMENT
This Amendment to the Thoughtworks Inc. Employment Agreement (this “Amendment”) is made and entered into effective as of July 31, 2024 (the “Amendment Effective Date”), by and between Thoughtworks Inc., a Delaware corporation (the “Company”), and Michael R. Sutcliff (the “Executive” and, together with the Company, the “Parties”).
Whereas, the Company and Executive entered into that certain Employment Agreement, dated as of May 2, 2024 (the “Agreement”), and
Whereas, the Parties desire to amend Sections 4(b) and 4(c) of the Agreement in the manner reflected herein, and
Whereas, the Board of Directors of the Company has approved the amendment of the Agreement in the manner reflected herein,
Now Therefore, in consideration of the premises and mutual covenants and conditions herein, the Parties, intending to be legally bound, hereby agree as follows, effective as of the Amendment Effective Date:
1.Incentive Compensation; Restricted Stock Units. The last sentence of Section 4(b) of the Agreement is hereby deleted and replaced in its entirety with the following sentence (with all capitalized terms having the meaning originally ascribed thereto in the Agreement):
“The first annual grant of unvested stock units shall occur on such date as the Company may determine, but in any event no later than March 15, 2025 (such date, the “First Annual Grant Date”) and with time-based vesting, as applicable, to commence effective as of the Effective Date.”

2.Incentive Compensation; Performance Stock Units. The first sentence of Section 4(c) of the Agreement is hereby deleted and replaced in its entirety with the following sentence (with all capitalized terms having the meaning originally ascribed thereto in the Agreement):
“On the First Annual Grant Date, Executive also shall be granted an additional 3,600,000 restricted stock units under the Plan (the “PSUs” and, along with each Annual Grant, the “Equity Awards”).”

3.For the sake of clarity, Executive acknowledges and agrees that no event of “Good Reason” has or will occur because the Equity Awards are not granted on or before July 31, 2024. Further, for the sake of clarity, if the Equity Awards have not yet been granted as of the date of a Change in Control or the delisting of the Company’s common stock from all national securities exchanges, paragraph 2 of Exhibit B to the Agreement shall apply in lieu of the obligations to provide Equity Awards set forth herein.

KE 111543645

4.Counterparts. This Amendment may be executed in one or more facsimile, electronic or original counterparts, each of which shall be deemed an original and both of which together shall constitute the same instrument.
5.Ratification. All terms and provisions of the Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect. From and after the date of this Amendment, all references to the term “Agreement” in this Amendment or the original Agreement shall include the terms contained in this Amendment.
[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

THOUGHTWORKS, INC.

By: /s/ Ramona Mateiu
Name: Ramona Mateiu
Title: Authorized signatory

MICHAEL R. SUTCLIFF
/s/ Michael R. Sutcliff

Michael R. Sutcliff